UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2020
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.     Other Events

Due to the global outbreak of the novel coronavirus disease (“COVID-19”), the Company is filing this Current Report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), originally due on May 11, 2020. The Company expects to file the Quarterly Report on or before June 25, 2020, which is 45 days after the original due date of the Quarterly Report.

The Company is relying on Release No. 34-88465 (the “Order”) issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which allows a registrant to delay the filing of certain reports under the Exchange Act by up to 45 days after the original due date of such report if a registrant is unable to meet the filing deadline due to circumstances related to the COVID-19 pandemic.

The Company's operations and business have experienced disruptions due to the unprecedented conditions surrounding COVID-19. These disruptions include furloughing of employees including staff in our global finance function. As a result of the reduced staff and delays in receiving information from third parties in connection with investments, we require more time to prepare and review the Company's financial statements for the quarter ended March 31, 2020.

Risks Relating to COVID-19

Shareholders and potential investors should consider the following additional risk factors relating to COVID-19 in conjunction with the risk factors set forth under Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Declines or disruptions in the travel industry could adversely affect our business and financial performance.

As a result of the global outbreak of coronavirus (COVID-19), we began in February 2020 to experience, and continue to experience, a significant decline in travel and travel advertising demand and increase in customer cancellations. Many countries have implemented travel bans or restrictions, and many airlines have suspended or limited flights both internationally and domestically. We are working with our advertisers, partners and members to address cancellations, requests for refunds, and similar matters. In addition, like many other companies, we have instructed or allowed employees to work from home, which, especially if this persists for a prolonged period of time, may have an adverse impact on our employees’ performance, operations, and systems. The ultimate extent of the coronavirus outbreak and its impact on travel in currently affected countries or more broadly is unknown and impossible to predict with certainty. As a result, the full extent to which the coronavirus will impact our business and results of operations is unknown. However, decreased travel demand resulting from the outbreak has had a negative impact, and is likely to continue to have a negative and material impact, on our business, growth and results of operations. Additionally, if we decide to obtain government sponsored loans or loans from private lenders to assist us during this time, we may be required to agree to certain restrictions, including but not limited to negative covenants, which could impact how we operate the Company and negatively impact the business, as well as result in higher financing costs.

Our stock price is highly volatile.

The trading prices of Internet company stocks in general, including ours, have experienced extreme price and volume fluctuations. To the extent that the public's perception of the prospects of Internet companies is negative, our stock price could decline, regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as a recession, interest rate or foreign currency exchange rate fluctuations, political instability (e.g., Brexit), changes in trade policy, trade disputes or a natural disaster, health concerns such as the coronavirus or a terrorist attack affecting a significant market for our business, such as Europe or the United States, could cause our stock price to decline. Negative market conditions could adversely affect our ability to raise additional capital or the value of our stock in connection with merger and acquisition activities.

Cautionary Note Regarding Forward-Looking Statements

Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "approximate," "expect," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	May 11, 2020	By:	/s/ Lisa Su
Lisa Su Chief Accounting Officer